EXHIBIT 4.03

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of October 9, 2006, and is among GOOGLE INC., a Delaware corporation (the “Company”) and each of the stockholders of YOUTUBE, INC., a Delaware corporation (the “Target”), listed on the signature pages hereof (the “Stockholders”).

BACKGROUND

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of October 9, 2006, as amended from time to time, among the Company, Snowmass Holdings, Inc., a Delaware corporation, Target and certain of the Stockholders (the “Merger Agreement”), the Stockholders will receive shares of Common Stock (as defined below) of the Company.

WHEREAS, the Company desires to provide to the Stockholders rights to registration under the Securities Act (as defined below) of Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein.

WHEREAS, this Agreement shall be effective upon the Effective Time (as defined in the Merger Agreement.)

ARTICLE I

DEFINITIONS

1.1. Certain Definitions.

In this agreement:

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Common Stock” means the shares of Class A common stock, par value $.001 per share, of the Company and any stock into which such Class A common stock may thereafter be converted or exchanged.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

“Prospectus” shall mean the prospectus included in the Shelf Registration Statement and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Securities” shall mean all shares of Common Stock of the Company received by the Stockholders pursuant to the Merger Agreement (including any shares that may continue to have vesting or other restrictions following consummation of the Merger), and any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Stockholders of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold by the holders thereof pursuant to Rule 144 and/or Rule 145 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated under such Act.

“Stockholders Agent” shall have the meaning set forth in the Merger Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1. Shelf Registration Rights. (a) The Company shall file with the SEC, no later than thirty days after the Closing Date (subject to Section 2.1(c)), a registration statement covering the resale of the Registrable Securities held by the Stockholders for offerings to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”); provided, that a reasonable time before filing the Shelf Registration Statement, or any amendments or supplements thereto, the Company will furnish to Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), outside counsel for Target in connection with the Merger Agreement, copies of all documents proposed to be filed and will not file any such documents to which WSGR may reasonably object prior to the filing thereof.

(b) Effective Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and to keep the Shelf Registration Statement continuously effective under the Securities Act for a period of one year following its being declared effective (the “Effectiveness

Termination Date”); provided, however, that such Effectiveness Termination Date shall be increased by the number of days that the Shelf Registration Statement is delayed or suspended pursuant to Section 2.2. Without limiting the foregoing, the Company’s obligation to keep the Shelf Registration Statement effective for any particular Stockholder shall cease upon such time as Rule 144 and/or Rule 145 or another similar exemption under the Securities Act is available for such Stockholder’s sales during a three-month period without registration.

(c) Postponement of Shelf Registration. The Company will be entitled to postpone the filing of the Shelf Registration Statement required pursuant to Section 2.1, for a reasonable period of time not in excess of seventy five (75) calendar days (the “Blackout Period”) if the Company furnishes to the Stockholders Agent a certificate signed by the Chief Executive Officer, General Counsel or Chief Financial Officer of the Company stating that, in the good faith exercise of his business judgment, such registration and offering would be reasonably likely to materially interfere with a bona fide business or financing transaction of the Company, would require premature disclosure of information (the premature disclosure of which could materially and adversely affect the Company) or would otherwise be seriously detrimental to the Company. If the Company postpones the filing of the Shelf Registration Statement, it will promptly notify the Stockholders Agent in writing when the events or circumstances permitting such postponement have ended and will file the Shelf Registration Statement within ten (10) Business Days after the events or circumstances permitting such postponement have ended.

2.2. Suspension of Shelf Registration. If the Company at any time during a period the Shelf Registration Statement is effective reasonably determines in good faith and in its reasonable judgment that the ongoing registration would be reasonably likely to materially interfere with a bona fide business or financing transaction of the Company, would require premature disclosure of information (the premature disclosure of which could materially and adversely affect the Company) or would otherwise be seriously detrimental to the Company, the Company may suspend sales of securities pursuant to the registration for a period of not more than sixty (60) days (a “Permitted Interruption”) and agrees to (i) furnish to each Stockholder a certificate signed by the Chief Executive Officer, General Counsel or Chief Financial Officer of the Company to that effect and (ii) notify each Stockholder promptly upon each of the commencement and termination of each Permitted Interruption. Each Stockholder agrees that, upon any such notice from the Company, it will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until receipt of the Company’s notice as to the termination of the Permitted Interruption. The Company may suspend sales pursuant to this Section 2.2 no more than two (2) times in any twelve (12) month period. Each of the Stockholders agree to keep the notice of Permitted Interruption and the reasons therefore confidential, and they shall not disclose such notice or reasons to any person other than its legal counsel or as required by law.

2.3. Covenants and Procedures. At such time as the Company is obligated under this Article II to effect and maintain a registration of Registrable Securities on behalf of Stockholders, then (as applicable to the jurisdictions for which such registration is to be made) the Company shall:

(a) furnish to each Stockholder, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as the

Stockholders Agent may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus by each Stockholder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus;

(b) (i) use all reasonable efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as the Stockholders Agent shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective; and (iii) do any other acts and things which may be reasonably necessary or advisable to enable each Stockholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process in any such jurisdiction;

(c) notify each Stockholder promptly (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if the Shelf Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement (including the related Prospectus) or for additional information relating thereto and (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as promptly as practicable;

(e) upon request, furnish to each Stockholder, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(f) prepare and file with the SEC post-effective amendments to the Shelf Registration Statement and such amendments to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or the Exchange Act or the rules and regulations thereunder necessary to keep such registration statement effective for the period set forth in Section 2.1(b) of this Agreement, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the effectiveness of the Shelf Registration Statement; and

(g) cooperate with the Stockholders and the Stockholders Agent to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

Each selling Stockholder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations with respect to such Stockholder provided herein, to furnish to the Company such information regarding such Stockholder required to be included in the Shelf Registration Statement, the ownership of Registrable Securities by such Stockholder and the proposed distribution by such Stockholder of such Registrable Securities as the Company may from time to time request in writing, including, for purposes of this provision, by email correspondence.

ARTICLE III

OTHER AGREEMENTS

3.1. Expenses. All expenses incurred by the Company in connection with any Registration Statement covering Registrable Securities offered by Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (except for the fees and disbursements of counsel for Stockholders) and of the independent certified public accountants, and the expense of qualifying such shares under state blue sky laws, shall be borne by the Company, including such expenses of any registration delayed by the Company under Section 2.1(c) or 2.2. However, any expenses incurred by Stockholders, including discounts and commissions and legal, accounting and similar expenses, shall be borne by the Stockholders.

3.2. Transfer of Rights. Any Stockholder may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities owned by such Stockholder (such transferee a “Transferee”). Any transfer of registration rights pursuant to this Section 3.2 shall be effective upon receipt by the Company of (i) written notice from such Stockholder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such Transferee to be bound by the terms of this Agreement.

3.3. Rule 144. So long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will take reasonable efforts to file on a timely basis any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information) and it will take such further action as the Stockholders Agent may reasonably request, so as to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholders Agent, the Company will deliver to the Stockholders Agent a written statement as to whether it has complied with Rule 144 under the Securities Act, as such rule may be amended from time to time.

3.4. Stockholders Agent.

(a) Subject to the limitations set forth herein, the Stockholders Agent is hereby constituted and appointed as agent for and on behalf of the Stockholders, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and take legal actions and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders Agent for the accomplishment of the foregoing. No bond shall be required of the Stockholders Agent, and the Stockholder Representative shall receive no compensation for services rendered. Notices or communications to or from the Stockholders Agent shall constitute notice to or from each of the Stockholders.

(b) The Stockholders Agent shall not be liable to the other Stockholders for any act done or omitted hereunder in his capacity as Stockholders Agent, except to the extent it has acted with gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence that he did not act with gross negligence or willful misconduct. The other Stockholders shall severally indemnify the Stockholders Agent and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders Agent and arising out of or in connection with the acceptance or administration of the duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Stockholders Agent (“Outstanding Stockholders Agent Expenses”). If not paid directly to the Stockholders Agent by the Stockholders, such losses, liabilities or expenses may be recovered by the Stockholders Agent from the Escrow Shares (as defined in the Merger Agreement) that otherwise would be distributed to the Company Stockholders following the Initial Escrow Release Date (as defined in the Merger Agreement) after giving effect to, and satisfaction of, all claims for indemnification made by the Parent Indemnified Parties pursuant to Article IX of the Merger Agreement, and such recovery (if any) of Outstanding Stockholders Agent Expenses from such Escrow Shares will be made from the Company Stockholders according to their respective Pro Rata Shares (as defined in the Merger Agreement). The value of the Escrow Shares shall be determined in the same manner set forth in the Merger Agreement.

(c) To the extent the Stockholders Agent is permitted to act on behalf of the Stockholders under this Agreement, a decision, act, consent or instruction of the Stockholders Agent shall constitute a decision of all the Stockholders and shall be final, binding and conclusive upon each of the Stockholders, and the Company may rely upon any decision, act, consent or instruction of the Stockholders Agent as being the decision, act, consent or instruction of each of the Stockholders. The Company is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholders Agent.

3.5. Indemnification and Contribution.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to Section 2.1, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any preliminary prospectus, final prospectus, summary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, and the Company will reimburse each such Stockholder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Stockholder, and each of its officers and directors, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Stockholder, any of such Stockholder’s officers, directors, partners, legal counsel or accountants, any person controlling such Stockholder, and stated to be specifically for use therein; and provided, further, that, the obligations of the Company contained in this Section 3.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants, each other such Stockholder, and each of their officers, directors, and partners, and each person controlling such Stockholder, against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such preliminary prospectus, final prospectus, summary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Stockholders, directors, officers, partners, legal counsel, and accountants, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such preliminary prospectus, final prospectus, summary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) in reliance upon and in conformity with written information furnished to the Company by such Stockholder and stated to be specifically for use therein; provided, however, that the obligations of such Stockholder contained in this Section 3.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall any indemnity under this Section 3.5 exceed the net proceeds from the offering received by such Stockholder unless such liability arises out of or is based on willful misconduct by such Stockholder.

(c) Each party entitled to indemnification under this Section 3.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 3.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided that, in no event shall any contribution by a Stockholder under this Section 3.5(d) exceed the net proceeds from the offering received by such Stockholder unless such liability arises out of or is based on willful misconduct by such Stockholder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

ARTICLE IV

MISCELLANEOUS

4.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:

(a)	If to the Company, to:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attention:	David C. Drummond

Fax: (650) 649-1920

with a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Attention:	William Hinman
Kirsten Jensen

Tel: (650) 251-5000

Fax: (650) 251-5002

or to such other person or address as the Company shall furnish to the Stockholders in writing;

If to the Stockholders or the Stockholders Agent, to the applicable address set forth in the Company’s records.

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention:	Jack Sheridan
Michael S. Ringler

Tel: (650) 493-9300

Fax: (650) 493-6811

or to such other person or address as the Stockholders Agent shall furnish to the Company in writing.

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United

States (and seven (7) Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

4.2. Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

4.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

4.4. Submission to Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware, County of New Castle or the United States District Court for the District of Delaware. Each party hereto also agrees not to bring any action arising out of or relating to this Agreement in any other court (and of the appropriate appellate courts therefrom). Each party hereto agrees that a final and non-appealable judgment in any action may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. Each party hereto agrees that service of process on it by notice as provided in Section 4.1 shall be deemed effective service of process.

4.5. Resolution of Conflicts; Arbitration.

(a) Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall (except as specifically set forth in this Agreement) be finally settled by binding arbitration in the County of Santa Clara, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute.

(b) Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of the Company and the Stockholders Agent. Alternatively, at the request of either party before the commencement of arbitration, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with the Company or the Stockholders Agent. The Company and the Stockholders Agent shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator.

(c) In any arbitration under this Section 4.5, each party shall be limited to calling a total of three witnesses both for purposes of deposition and the arbitration hearing. Subject to the foregoing limitation on the number of witnesses, the arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

(d) The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

(e) The parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgement of the powers of the arbitrator(s).

(f) The parties agree that each party shall pay its own costs and expenses (including counsel fees) of any such arbitration, and each party waives its right to seek an order compelling the other party to pay its portion of its costs and expenses (including counsel fees) for any arbitration.

4.6. Effective Time; Termination. This Agreement shall be effective upon the Effective Time and shall terminate and be of no force and effect upon the earlier to occur of (a) the termination of the Company’s obligation to keep the Shelf Registration Statement effective pursuant to Section 2.2 and (b) the termination of the Merger Agreement pursuant to Section 8.1 of the Merger Agreement.

4.7. Amendments. This Agreement may be amended only by an instrument in writing executed by all of its parties, or their respective successors or assigns; provided that an executed instrument in writing by the Stockholders Agent shall bind all of the Stockholders for purposes of this Section with respect to amendments or waivers the purpose of which is solely to extend or allow a Permitted Interruption pursuant to Section 2.2; and provided further that an executed instrument in writing by the majority of the Stockholders (calculated based on the number of Registrable Securities beneficially held) shall bind all of the Stockholders for purposes of this Section; and provided further that holders of Registrable Securities immediately after the Effective Time (as defined in the Merger Agreement) not party to this Agreement as of the date hereof may execute counterparts to this Agreement without the consent or additional signatures of the Stockholders party hereto, and upon the Company’s receipt of such additional holder’s executed signature pages hereto, such additional holders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

4.8. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares of Common Stock granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

4.9. Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

4.10. Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GOOGLE INC.

By:	/s/ DAVID C. DRUMMOND
	Name:	David C. Drummond
	Title:	Senior Vice President, Corporate Development

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

COMMON STOCKHOLDERS:

Steve. S. Chen

/s/ Steve S. Chen

Steve S. Chen 2006 Grantor Retained Annuity Trust dated 9/27/06

/s/ Steve S. Chen
Name: Steve S. Chen
Title: Trustee

Chad M. Hurly

/s/ Chad M. Hurly

The Chad M. Hurley Irrevocable Children’s Trust created UTA dated March 2, 2006

/s/ Brent Hurley
Name: Brent Hurley
Title: Trustee

Jawed Karim

/s/ Jawed Karim

Zahavah Levine

/s/ Zahavah Levine

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement of the date set forth below.

SERIES A STOCKHOLDERS:

SEQUOIA CAPITAL XI
SEQUOIA TECHNOLOGY PARTNERS XI
SEQUOIA CAPITAL XI PRINCIPALS FUND

By:	SC XI Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Douglas Leone
Douglas Leone
Managing Member

WS INVESTMENT COMPANY LLC (2005A)

By:	/s/ James A. Terranova
James A. Terranova
Manager

SERIES B STOCKHOLDERS:

Artis Technology Partners, L.P.
Artis Technology 2X, L.P.
Artis Technology Qualified Partners, L.P.
Artis Technology Qualified 2X, L.P.
Artis Microcap Fund, L.P.

By: Artis Capital Management, L.P. General Partner for Each Fund

	By:	/s/ John Milani
Name: John Milani Its: Chief Operating Officer

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement of the date set forth below.

SERIES B STOCKHOLDERS:
Artis Microcap Master Fund, L.P.

	By:	Artis Microcap GP, LLC
General Partner

	By:	/s/ John Milani
Name: John Milani
Its: Chief Operating Officer

Artis Technology Partners, L.P.
Artis Technology 2X, L.P.

	By:	Artis Capital Management, L.P.
Investment Adviser and Attorney-In-Fact for Each Fund

	By:	/s/ John Milani
Name: John Milani
Its: Chief Operating Officer

SEQUOIA CAPITAL XI
SEQUOIA TECHNOLOGY PARTNERS XI
SEQUOIA CAPITAL XI PRINCIPALS FUND

By:	SC XI Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Douglas Leone
Douglas Leone
Managing Member

WS INVESTMENT COMPANY LLC (2006A)

By:	/s/ James A. Terranova
James A. Terranova Manager

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